                                                               Exhibit (m)(4)(i)


                                    FORM OF

                        AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

                 AMENDED AND RESTATED SHAREHOLDER SERVICE PLAN

                                      FOR

                                ING MUTUAL FUNDS

                                 CLASS Q SHARES


                                                   MAXIMUM
                                                 SERVICE FEE
                                                 -----------
                                             (as a percentage of        LAST CONTINUED/
FUND                                      average daily net assets)    APPROVED BY BOARD       REAPPROVAL DATE
----                                                                   -----------------       ---------------
ING Emerging Countries Fund                         0.25%                July 11, 2002        September 1, 2003

ING International SmallCap Growth Fund              0.25%                July 11, 2002        September 1, 2003

ING Worldwide Growth Fund                           0.25%                July 11, 2002        September 1, 2003







ING Global Equity Dividend Fund*                    0.25%              February 25, 2003      September 1, 2004

ING Foreign Fund*                                   0.25%                May 29, 2003         September 1, 2004


* This Amended and Restated Schedule A to the Services and Distribution Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.